An emerging leader in Bitcoin mining Q1 2025 Supplemental Investor Presentation Nasdaq: LMFA

This presentation may contain forward-looking statements the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-Q and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations. For additional disclosure regarding risks faced by LM Funding America, Inc., please see our public filings with the Securities and Exchange Commission, available on the Investor Relations section of our website at www.lmfunding.com and on the SEC's website at www.sec.gov. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, such as Core EBITDA. These non-GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is set forth in the Appendix to this presentation Forward-Looking Statements

Overview 1 Includes total machines on hand, 560 PH/s energized as of 4/30/25 2 Includes $0.1M specialty finance and rental revenue 3 Bitcoin holdings of 148.7 BTC as of 4/30/25 valued at $15.5M as of 5/13/25 at a price of $104,000 4 Calculated using 5,133,412 shares outstanding as of 3/31/25, Bitcoin holdings of 148.7 BTC as of 4/30/25 and Bitcoin price of $104,000 as of 5/13/25 Hashrate 610 Ph/s1 Q1’25 BTC Mined 24.3 BTC BTC Holdings3 148.7 BTC $15.5M BTC per Share4 $3.01 Q1’25 Revenue2 $2.4M Q1’25 Mining Margin 38.5% Revenue Apr’24 Halving

Q1’25 Operational Highlights Q1 2025 Mined 24.3 BTC for Q1’25 Achieved 0.56 EH/s energized Upgraded machine efficiency with LuxOS software installation Generated $150,000 in power sales back to the grid, offsetting mining expenses Recent Highlights Beginning 2 MW expansion at Oklahoma site with immersion systems Selling 256 S21+’s received from Bitmain Relocating 800 mining machines hosting partner to Oklahoma site with lower power costs

Q1’25 Financials Total revenue of $2.4M, up 19.4% sequentially with $2.3M of mining revenue up 25.3% sequentially Mining margin of 38.5%, up from 31.2% in Q4’24, driven from power sales to grid of $150k Staff costs, payroll, professional costs, SG&A and other expenses of $2.0M, down 7.7% YoY Net loss of $5.4M and Core EBITDA loss of $2.8M both driven by $1.8M Bitcoin non-cash write-down for fair market value of Bitcoin held, lower average hash rate for Q1’25 and curtailment Apr ‘24 Halving

Balance Sheet Cash Prepaid expenses and other assets Total Debt BTC Holdings Total Current Assets Total Current Liabilities $1.0M $0.9M $6.7M $13.2M1 $10.2M $1.9M All amounts as of 3/31/25 1 Bitcoin holdings of 160.2 BTC valued at $13.2M as of 3/31/25 at a price of $82,600

Differentiated Strategy 2 MW OK expansion, immersion cooling Targeting 5 – 20 MW facilities Curtailment and energy sales HODL Strategy BTC Holdings = $15.5M1 1 Bitcoin holdings of 148.7 BTC valued at $15.5M as of 5/13/25 at a price of $104,000

An emerging leader in Bitcoin mining & specialty finance LMFundingIR@orangegroupadvisors.com Financials

Balance Sheet

Income Statement

Cash Flows

Core EBITDA (Non-GAAP) Non-GAAP Financial Measures We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss (gain) on investment and equity securities, loss on disposal of mining equipment, impairment loss on mining equipment and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners. The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

An emerging leader in Bitcoin mining & specialty finance LMFundingIR@orangegroupadvisors.com Thank You